UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on May 16, 2012. The following is a summary of the matters voted on at the meeting as described in detail in the Company’s definitive Proxy Statement filed on April 2, 2012, and the voting results for each matter:

1.	The four nominees for director were elected to serve three-year terms to expire at the annual meeting of shareholders in 2015, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Lenox D. Baker, Jr.	243,363,729	16,278,953	259,617	19,303,618
Susan B. Bayh	239,863,562	19,858,055	180,682	19,303,618
Julie A. Hill	240,277,169	19,420,441	204,689	19,303,618
Ramiro G. Peru	242,679,768	16,944,065	278,466	19,303,618

2.	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012 was ratified by the following shareholder vote:

For:	275,439,488
Against:	3,605,733
Abstain:	160,696

3.	By the following vote, the shareholders approved the advisory vote on the compensation of the Company’s Named Executive Officers:

For:	249,873,498
Against:	8,204,499
Abstain:	1,823,667
Broker Non-Votes:	19,304,253

4.	By the following vote, the shareholders did not approve a shareholder proposal requesting that the Company provide a semi-annual report on political contributions and expenditures:

For:	31,819,246
Against:	167,471,720
Abstain:	60,610,698
Broker Non-Votes:	19,304,253

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2012

WELLPOINT, INC.

By:	/s/ John Cannon
Name:	John Cannon
Title:	EVP, General Counsel, Corporate Secretary and Chief Public Affairs Officer

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